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   As filed with the Securities and Exchange Commission on November 8, 2000

                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

                          Filed by the Registrant [X]
                          Filed by a Party other than the Registrant [_] Check the appropriate box:
                          [_]  Preliminary Proxy Statement
                          [_]  Definitive Proxy Statement
                          [X]  Definitive Additional Materials
                          [_]  Soliciting Material Under Rule 14a-12
                          [_]  Confidential, For Use of the Commission
                               Only (as permitted by Rule 14a-6(e)(2))

                       MuniHoldings Florida Insured Fund
                P.O. Box 9011 Princeton, New Jersey 08543-9011
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               (Name of Registrant as Specified In Its Charters)

                                 SAME AS ABOVE
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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials:

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (4) Date Filed:

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                       MUNIHOLDINGS FLORIDA INSURED FUND

                      MUNIHOLDINGS FLORIDA INSURED FUND V

Dear Shareholder:


     You are being asked to consider a transaction involving the Funds listed above. The transaction is a reorganization of similar Funds in which MuniHoldings Florida Insured Fund will acquire MuniHoldings Florida Insured Fund V.

     On December 13, 2000, each Fund will hold an Annual Meeting of Shareholders at which the Reorganization will be considered. The Reorganization must be approved by (1) the holders of Auction Market Preferred Shares of MuniHoldings Florida Insured Fund, and (2) both the holders of Auction Market Preferred Shares and the holders of Common Shares of MuniHoldings Florida Insured Fund V. A joint proxy statement and prospectus which provides information about the proposed Reorganization and about each Fund is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

     You are being asked to approve the Agreement and Plan of Reorganization between the Funds pursuant to which MuniHoldings Florida Insured Fund will acquire substantially all of the assets and assume substantially all of the liabilities of MuniHoldings Florida Insured Fund V in exchange for newly issued Common Shares and newly issued shares of an existing series of Auction Market Preferred Shares of MuniHoldings Florida Insured Fund. MuniHoldings Florida Insured Fund V will distribute these shares to its shareholders so that holders of its Common Shares will receive Common Shares in MuniHoldings Florida Insured Fund and holders of its Auction Market Preferred Shares will receive Auction Market Preferred Shares in MuniHoldings Florida Insured Fund as described in the joint proxy statement and prospectus.

     The Board of Trustees of each Fund has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials.

     Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage paid return envelope. You may vote by telephone by calling 1-877-518-9411 and entering the 12-digit control number located on your proxy card. You may also vote on the Internet by visiting www.proxyvote.com and entering the 12-digit control number located on your proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares.

                              Sincerely,

                              Jodi M. Pinedo

                              Secretary of MuniHoldings Florida Insured Fund and
Enclosure                     MuniHoldings Florida Insured Fund V

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In this Question and Answer Sheet, we will refer to MuniHoldings Florida Insured
Fund as Florida Insured and MuniHoldings Florida Insured Fund V as Florida Insured V.

  Q.   Why am I receiving this proxy?

  A. As a shareholder of Florida Insured or Florida Insured V, you are being asked to consider a transaction in which one Fund will acquire the other Fund. This transaction is referred to in this question and answer sheet as the Reorganization. The Reorganization requires the approval of the holders of Auction Market Preferred Shares of Florida Insured and the approval of the holders of Common Shares and Auction Market Preferred Shares of Florida Insured V.

  Q. Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

  A. Florida Insured will be the Surviving Fund. Florida Insured V will be the Acquired Fund.

  Q.   Will the Reorganization change my privileges as a shareholder?

  A. Your privileges as a shareholder will not change in any substantial way as a result of the Reorganization. In addition, the shareholder services available to you after the Reorganization will be substantially the same as the shareholder services currently available to you.

  Q.   How will the Reorganization affect shareholders?

  A.   Shareholders should consider the following:

       . After the Reorganization, each Fund's shareholders will be invested in a Fund with an increased level of net assets with substantially similar investment objectives and policies.

       . After the Reorganization, holders of Common Shares in the Surviving Fund are expected to experience

          .    greater efficiency and flexibility in portfolio management

          .    a more liquid market for the Common Shares

       . After the Reorganization, holders of Common Shares of Florida Insured V will experience a lower anticipated aggregate operating expense ratio (the ratio of operating expenses to total fund assets) than Florida Insured V prior to the Reorganization. The estimated costs of the Reorganization, however, are expected to result in a reduction in net asset value that is expected to be recovered within approximately seven months after the Reorganization.

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  Q.   If I own Common Shares of Florida Insured V, will I own the same number of Common Shares of Florida Insured after the Reorganization as I currently own?

  A. No. You will receive Common Shares of Florida Insured with the same aggregate net asset value as the Common Shares of Florida Insured V on the business day prior to the closing date of the Reorganization (the "Valuation Date"). The number of shares you receive will depend on the relative net asset values of the Common Shares of the Funds on that date. For example, let us assume that you own 10 Florida Insured V Common Shares. If the net asset value of Florida Insured V Common Shares on the Valuation Date is $6 per share, and the net asset value of the Florida Insured Common Shares on the Valuation Date is $12 per share, you will receive 5 Florida Insured Common Shares in the Reorganization. The aggregate net asset value of your investment will not change. (10 Florida Insured V shares x $6 = $60; 5 Florida Insured shares x $12 = $60).

       Thus, if on the Valuation Date the net asset value of the Common Shares of Florida Insured is higher than the net asset value of the Common Shares of Florida Insured V, you will receive fewer Common Shares of Florida Insured in the Reorganization. On the other hand, if the net asset value of the Common Shares of Florida Insured is lower than the net asset value of the Common Shares of Florida Insured V, you will receive a greater number of shares of Florida Insured Common Shares in the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization.

  Q. I currently hold Auction Market Preferred Shares of Florida Insured V. After the Reorganization, what will I hold?

  A.   If prior to the Reorganization you      After the Reorganization you will
       -----------------------------------     ---------------------------------
       hold:                                   hold:
       -----                                   -----
       Florida Insured V Series A Auction      Florida Insured Series B Auction
       Market Preferred Shares                 Market Preferred Shares

       You will receive shares of Florida Insured Auction Market Preferred Shares, Series B, with the same aggregate liquidation preference as the shares of Florida Insured V Auction Market Preferred Shares. Since all of the Auction Market Preferred Shares have a $25,000 liquidation preference, the holders of Auction Market Preferred Shares of Florida Insured V will receive one Auction Market Preferred Share of Florida Insured for each Auction Market Preferred Share they currently hold. The auction and dividend payment dates for the Florida Insured Auction Market Preferred Shares, Series B, that you will receive in the Reorganization will be different from the auction and dividend payment dates for the Florida Insured V Auction Market Preferred Shares. This will not adversely affect the value of your investment.

  Q.   Should I send in my share certificates now?


  A. No. After the Reorganization is completed, we will send holders of Common Shares of Florida Insured V written instructions for exchanging their share certificates. Florida Insured V shareholders should exchange their share certificates after the Reorganization promptly in order to continue to receive dividend payments on their shares. Dividends declared will accrue but payments will not be made until Florida Insured V Common
       Share certificates are surrendered and exchanged for share certificates of the Surviving Fund.

       Holders of Auction Market Preferred Shares will not be required to surrender share certificates. All exchanges of Auction Market Preferred Shares will be accomplished by book entry. Shareholders of Florida Insured will keep their share certificates.

  Q.   What are the tax consequences for shareholders?

  A. The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for shareholders of either Fund, except for taxes on any cash received for a fractional Common Share. The Funds have applied for a private letter ruling from the Internal Revenue Service with respect to the tax treatment of the Reorganization.

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  Q.   Who will manage the Surviving Fund after the Reorganization?

  A. Fund Asset Management L.P. serves as the investment adviser for the Funds and will be the investment adviser of the Surviving Fund after the Reorganization. The portfolio of Florida Insured is managed by Robert A. DiMella and Robert D. Sneeden. The portfolio of Florida Insured V is managed by Mr. Sneeden. After the Reorganization, the portfolio of the Surviving Fund will be managed by Messrs. DiMella and Sneeden. Messrs. DiMella and Sneeden have managed the portfolio of Florida Insured since it commenced operations in 1997.

  Q.   Will there be an Annual Meeting of Shareholders for each Fund?

  A. Yes, an Annual Meeting of Shareholders for each Fund will be held on December 13, 2000, at 800 Scudders Mill Road, Plainsboro, New Jersey at the time specified below.

                    Fund                                   Time
                    Florida Insured                        10:00 a.m.
                    Florida Insured V                      10:30 a.m.

  Q.   Why is my vote important?

  A. Approval of the Reorganization requires the affirmative vote of (i) shareholders representing a majority of the outstanding Common Shares and AMPS of Florida Insured V, voting together as a single class, and a majority of the outstanding AMPS of Florida Insured V, voting as a separate class and (ii) shareholders representing a majority of Florida Insured AMPS, voting as a separate class. For purposes of any vote at a Meeting which requires the approval of a Fund's outstanding Common Shares and AMPS, voting together as a single class, a quorum consists of a majority of the Common Shares and AMPS entitled to vote at that Meeting. For purposes of any vote at a Meeting which requires the approval of a Fund's outstanding AMPS, voting separately as a single class, a quorum consists of a majority of the AMPS entitled to vote at that Meeting. The Board of Trustees of each Fund urges every shareholder to vote. Please read all proxy materials thoroughly before casting your vote.

  Q.   How can I vote?

  A. You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. You may also vote your shares on the Internet at http://www.proxyvote.com. Or refer to the "800" number printed on your voting instruction form. On the Internet you will be asked for a control number that you received in your proxy mailing. You may also vote in person at the Annual Meeting of Shareholders. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

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  Q.   Have the Funds retained a proxy solicitation firm?

  A. Yes, each Fund has hired Shareholder Communications Corporation to assist in the solicitation of proxies for the Meeting. While the Funds expect most proxies to be returned by mail, the Funds may also solicit proxies by telephone, fax, telegraph or personal interview.

  Q. What if there are not enough votes to reach a quorum by the scheduled meeting date?

  A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage shareholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at an Annual Meeting of Shareholders to achieve the necessary quorums or the necessary quorums are present but there are not sufficient votes to approve the proposal by the time of the Annual Meeting of Shareholders on December 13, 2000, such Annual Meeting may be adjourned to permit further solicitation of proxy votes.

  Q.   What is the Board's recommendation?

  A. The Board of Trustees of each Fund believes the Reorganization is in the best interests of the Fund and its shareholders. It encourages shareholders to vote FOR the Reorganization.

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